EXHIBIT 99.5

VENUS ACQUISITION CORPORATION

FORM OF PROXY CARD

PROXY CARD

Venus Acquisition Corporation
477 Madison

Avenue, 6th Floor

New York, NY 10022

Extraordinary General MEETING

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
VENUS ACQUISITION CORPORATION

The undersigned appoints Yanming Liu and Changjiang (River) Chi (the “Proxies”) as proxies and each of them with full power to act without the other, each with the power to appoint a substitute and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all ordinary shares of Venus Acquisition Corporation (“Venus” of "the Company") held by the undersigned, and which the undersigned is entitled to vote, at an extraordinary general meeting of Venus (“Extraordinary General Meeting”) to be held on ____________, 2021, at the offices of Becker & Poliakoff LLP, at 45 Broadway, 17th Floor, New York, NY 10006, or any postponement or adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof.

The undersigned acknowledges receipt of the accompanying notice and proxy statement and revokes all prior proxies for said Extraordinary General Meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 7 BELOW. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

THE BOARD OF DIRECTORS OF VENUS ACQUISITION CORPORATION RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 7.

(1)	Proposal 1 – The Business Combination Proposal—To resolve as an ordinary resolution that the merger agreement dated as of June 10, 2021 (as it may be amended from time to time, the “Merger Agreement”), attached at Annex A to the proxy statement in respect of the meeting, providing for a business between Venus, Venus Acquisition Merger Subsidiary Inc. (“Venus Merger Sub”), VIYI Algorithm Inc. (“VIYI”) and WiMi Hologram Cloud Inc., pursuant to which (i) the Venus Merger Sub will merge with and into VIYI, with VIYI being the surviving entity and becoming a wholly owned subsidiary of Venus (the "Merger"), and (ii) the consideration for which is $400,000,000, payable to the shareholders of VIYI in the form of approximately 39,603,961 newly issued Venus ordinary shares valued at $10.10 per ordinary Share, and Venus's entry into the Merger Agreement and the transactions contemplated thereby, each be confirmed, ratified and approved in all respects. The Merger Agreement, the consummation of the transactions contemplated thereunder and the performance by Venus of its obligations thereunder is referred to herein as the "Business Combination".

“RESOLVED, as an ordinary resolution, that Venus's entry into the Merger Agreement, the consummation of the transactions contemplated by the Merger Agreement, including the Merger and the issuance of the consideration thereunder, and the performance by Venus of its obligations thereunder thereby be ratified, approved, adopted and confirmed in all respects.”

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2)	Proposal 2 – The Director Election Proposal —To consider and vote by ordinary resolution to elect, in connection with the Business Combination, five (5) directors, effective upon the closing of the Business Combination, to serve as directors of Venus until their respective successors are duly elected and qualified or until their earlier death, resignation, retirement or removal for cause.

“RESOLVED, as an ordinary resolution, that the five (5) persons listed below be appointed as directors of the Company, effective upon the closing of the Business Combination, to serve as directors until their respective successors are duly elected and qualified or until their earlier death, resignation, retirement or removal for cause:

Name

Ms. Shan Cui
Mr. Jie Zhao
Mr. Chengwei Yi
Mr. Haixia Zhao
Mr. Wengang Kang

☐ FOR ALL	☐ WITHHOLD ALL	☐ FOR ALL EXCEPT

To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the name(s) of the nominee(s) on the line below_________________________

(3)

Proposal 3 – The Share Issuance Proposal — To consider and vote by ordinary resolution to approve a proposal for the purposes of complying with Nasdaq Listing Rule 5635(d), the issuance by Venus (a) of an aggregate of up to 990,099 Venus ordinary shares which may be issued to Ever Abundant Investments Limited (the "Backstop Investor") pursuant to a backstop agreement dated June 10, 2021 by and among Venus and Ever Abundant Investments Limited (the "Backstop Agreement") and (b) an aggregate of 39,603,961 Venus ordinary shares to the VIYI shareholders pursuant to the Merger Agreement.

“RESOLVED, as an ordinary resolution, that for the purposes of complying with Nasdaq Listing Rule 5635(d), the issuance by Venus (a) of an aggregate of up to 990,099 Venus ordinary shares which may be issued the Backstop Investor pursuant to the Backstop Agreement and (b) an aggregate of 39,603,961 Venus ordinary shares to the VIYI shareholders pursuant to the Merger Agreement, each be approved and adopted in all respects.”

	☐ FOR	☐ AGAINST	☐ ABSTAIN

(4)	Proposal 4 — Share Capital Proposal — To consider and vote by ordinary resolution to approve a proposal, in connection with the Business Combination, to increase Venus's share capital from USD50,000 divided into 50,000,000 ordinary shares of par value USD0.001 each into USD200,000 divided into 200,000,000 ordinary shares of par value USD0.001 each.

“RESOLVED, as an ordinary resolution, that the authorized share capital of the Company be amended from USD50,000 divided into 50,000,000 ordinary shares of par value USD0.001 each into USD200,000 divided into 200,000,000 ordinary shares of par value USD0.001 each.”

☐ FOR	☐ AGAINST	☐ ABSTAIN

(5)

Proposal 5 — The Name Change Proposal —To consider and vote by special resolution to approve a proposal, in connection with the Business Combination, to change Venus's name from “Venus Acquisition Corporation” to “MicroAlgo Inc.” that, subject to the satisfaction of the applicable conditions under the Cayman Islands Companies Act, will take effect immediately upon the approval of the special resolution.

“RESOLVED, as a special resolution, that the Company change its name from “Venus Acquisition Corporation” to “MicroAlgo Inc.” and, subject to the provisions of the Companies Act (Revised), the change of name take effect immediately from the passing of this resolution."

	☐ FOR	☐ AGAINST	☐ ABSTAIN

(6)	Proposal 6 – The Articles Amendment Proposal — To consider and vote by special resolution to approve a proposal, in connection with the Business Combination, to replace the Current Charter with the proposed Memorandum of Association and Articles of Association, in the form attached to the proxy statement as Annex B

“RESOLVED, as a special resolution, that the memorandum of association and the articles of association, copies of which are attached to the accompanying proxy statement at Annex B, be and are hereby adopted as the memorandum and articles of association of the Company in substitution for and to the exclusion of the Company’s existing memorandum of association and articles of association.”

	☐ FOR	☐ AGAINST	☐ ABSTAIN

(7)

Proposal 7 - The Adjournment Proposal — To consider and vote by ordinary resolution upon a proposal to adjourn the Extraordinary General Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if it is determined by the Board of Directors of Venus that more time is necessary or appropriate to approve one or more proposals at the Extraordinary General Meeting.

“RESOLVED, as an ordinary resolution, that the adjournment of the meeting to a later date or dates, if necessary, be determined by the chairman of the meeting to permit further solicitation and vote of proxies if it is determined by the Board that more time is necessary or appropriate to approve one or more proposals at the meeting be adopted and approved in all respects.”

☐ FOR	☐ AGAINST	☐ ABSTAIN

Shareholder Certification I hereby certify that I am not acting in concert or as a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, with any other shareholder with respect to the shares in connection with the proposed Business Combination.	SHAREHOLDER CERTIFICATION ☐
PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If shareholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If shareholder is a partnership, sign in partnership name by an authorized person, giving full title as such.